Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF

GLOBAL SIGNAL INC.

January 11, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
YOUR VOTE IS IMPORTANT		PROPOSAL 1. ADOPTION OF MERGER AGREEMENT:	☐	☐	☐
Please take a moment now to vote your shares of Global Signal Inc. common stock for the upcoming Special Meeting of Stockholders.

Proposal to adopt the Agreement and Plan of Merger, dated as of October 5, 2006, by and among Global Signal Inc., Crown Castle International Corp. and CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle, pursuant to which, among other things, (a) Global Signal will be merged with and into CCGS Holdings LLC, with CCGS Holdings LLC being the surviving company, and (b) each outstanding share of Global Signal common stock, par value $0.01 per share, will be converted into the right to receive, at the election of the Global Signal stockholder, either 1.61 shares of Crown Castle common stock or $55.95 in cash, unless otherwise provided in the Agreement and Plan of Merger.

			FOR	AGAINST	ABSTAIN
		PROPOSAL 2. ADJOURN OR POSTPONE SPECIAL MEETING:	☐	☐	☐
To approve any proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving Proposal 1.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GLOBAL SIGNAL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF GLOBAL SIGNAL INC.

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JANUARY 11, 2007

The undersigned hereby appoints Jerry V. Elliott, Steven G. Osgood and Jeffrey A. Klopf, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of common stock, par value $0.01 per share, of Global Signal Inc. (“Global Signal”), held of record by the undersigned on November 27, 2006, at the Special Meeting of Stockholders of Global Signal, to be held on Thursday, January 11, 2007, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof (the “Special Meeting”), upon the matters set forth below and described in the accompanying Joint Proxy Statement/Prospectus and upon such other business as may properly come before the Special Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus. Any and all proxies heretofore given by the undersigned are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the Proposals. If any other business properly comes before the Special Meeting, the proxies will have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

GLOBAL SIGNAL INC.

January 11, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
YOUR VOTE IS IMPORTANT		PROPOSAL 1. ADOPTION OF MERGER AGREEMENT:	☐	☐	☐
Please take a moment now to vote your shares of Global Signal Inc. common stock for the upcoming Special Meeting of Stockholders.

Proposal to adopt the Agreement and Plan of Merger, dated as of October 5, 2006, by and among Global Signal Inc., Crown Castle International Corp. and CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle, pursuant to which, among other things, (a) Global Signal will be merged with and into CCGS Holdings LLC, with CCGS Holdings LLC being the surviving company, and (b) each outstanding share of Global Signal common stock, par value $0.01 per share, will be converted into the right to receive, at the election of the Global Signal stockholder, either 1.61 shares of Crown Castle common stock or $55.95 in cash, unless otherwise provided in the Agreement and Plan of Merger.

			FOR	AGAINST	ABSTAIN
		PROPOSAL 2. ADJOURN OR POSTPONE SPECIAL MEETING:	☐	☐	☐
To approve any proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving Proposal 1.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.